Exhibit 99.1

FOR IMMEDIATE RELEASE

WMS STOCKHOLDERS APPROVE MERGER AGREEMENT WITH SCIENTIFIC GAMES

Waukegan, Ill – May 10, 2013 – WMS Industries Inc. (NYSE:WMS) announced that at a special stockholders’ meeting held today, WMS stockholders approved the Agreement and Plan of Merger, dated January 30, 2013, with Scientific Games Corporation (NASDAQ:SGMS) providing for the acquisition of WMS by Scientific Games.

More than 99% of the votes represented and cast at the meeting, or approximately 75% of the total outstanding shares of common stock eligible to vote as of the April 8, 2013 record date, were voted in favor of the adoption of the merger agreement. Stockholders also approved the non-binding advisory proposal regarding merger-related compensation with a vote of more than 85% of the votes represented and cast at the meeting.

Upon the closing of the transaction, WMS will become a wholly owned subsidiary of Scientific Games and WMS stockholders (other than WMS stockholders who have properly exercised rights of appraisal) will be entitled to receive $26.00 in cash, without interest, for each share of WMS common stock owned at the time of the transaction’s closing.

The merger, expected to be completed by the end of 2013, is subject to the receipt of certain required gaming jurisdiction approvals, along with the satisfaction of other customary closing conditions. The parties timely filed applications for gaming regulatory approvals (or otherwise provided the required documentation or information) in all jurisdictions in which the filing of such applications (or the provision of such information) was required under the merger agreement.

“Today’s shareholder approval is an important milestone toward completing the pending acquisition of WMS by Scientific Games,” said Brian R. Gamache, Chairman and Chief Executive Officer of WMS. “In the meantime, we remain focused on commercializing new innovative game content and products for our casino operator customers. We are encouraged by the strong player acceptance of our unique new Blade™ and Gamefield xD™ gaming machines, solid performance of new games including MONOPOLY™ Legends™, SPIDER-MAN™ and Colossal Reels™, and the ongoing growth of our interactive products and services.”

About WMS

WMS Industries Inc. is a leading supplier of innovative gaming entertainment products and services worldwide. The Company designs, develops, manufactures, distributes and markets casino games and gaming machines, video lottery terminals and interactive gaming products and services. More information on WMS, and its subsidiaries, WMS Gaming and Williams Interactive, can be found at www.wms.com or www.williamsinteractive.com or visit the Company on Facebook®, Twitter® or YouTube®.

MONOPOLY is a trademark of Hasbro. Used with permission. ©2013 Hasbro. All rights reserved.

SPIDER-MAN and all related characters, TM & © 2002-2007 Marvel Entertainment, Inc. and its subsidiaries. SPIDER-MAN movies © 2002-2007 Columbia Pictures Industries, Inc. All rights reserved.

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Cautionary Statement Regarding Forward-looking Statements

This press release contains forward-looking statements concerning our future business performance, strategy, outlook, plans, products and liquidity. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “continue,” “project,” and “intend,” among others. These forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed. We undertake no obligation to update such forward looking statements, all of which are made only as of this date, May 10, 2013. Factors which could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) there is a risk that the acquisition of WMS (“the acquisition”) pursuant to the merger agreement with Scientific Games may not be consummated, on a timely basis or otherwise; (2) our business may be disrupted while the acquisition by Scientific Games is pending or if the acquisition is not consummated as our ability to transact business with customers, suppliers and other business partners may be adversely affected; (3) it may be difficult for us to retain and recruit employees in vital areas while the acquisition is pending or if it fails; (4) in the event our pending acquisition by Scientific Games is not consummated, the price of our stock may be affected; (5) there could be unexpected costs, charges, expenses or lost revenue opportunities resulting from the pending acquisition; (6) in connection with the recent implementation of our enterprise resource planning system, there is the risk of inaccurate data or reporting and significant design errors that could have a negative effect on our operating results and impact our ability to manage our business which could constitute significant deficiencies; (7) delay or refusal by regulators to approve our new gaming platforms, cabinet designs, game themes and related hardware and software; (8) changes in regulations or regulatory interpretations that may adversely affect existing product placements or future placements; (9) an inability to introduce in a timely manner new games and gaming machines that achieve and maintain market acceptance; (10) a decrease in the desire of casino customers to upgrade gaming machines or allot floor space to leased or participation games, resulting in reduced demand for our products; (11) a reduction in capital spending or interruption in payments by casino customers associated with business weakness or economic uncertainty that adversely affects our customers’ ability to make purchases or pay; (12) a greater-than-expected demand for operating leases by customers over outright product sales or sales financing leases that shift revenue recognition from a single period to the term of such operating leases; (13) a reduction in play levels of our participation games by casino patrons, whether due to economic conditions or increased placements of competitive product; (14) inability of suppliers of key components to timely meet our requirements to fulfill customer orders; (15) increased pricing or promotional competitive activity that adversely affects our average selling price or product revenues; (16) a failure to obtain and maintain our gaming licenses and regulatory approvals; (17) failure of customers or players to adapt to the new technologies that we introduce in new product concepts; (18) a software anomaly or fraudulent manipulation of our gaming machines and software; (19) a failure to obtain the right to use or an inability to adapt to rapid development of new technologies; (20) an infringement claim seeking to restrict our use of material technologies; (21) risks of doing business in

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international markets, including political and economic instability, terrorist activity, changes in importation and repatriation regulations such as currently experienced in Argentina, and foreign currency fluctuations; and (22) the unfavorable outcome of any legal proceedings in which we may be involved from time to time. These factors and other factors that could cause actual results to differ from expectations are more fully described under “Item 1. Business”, “Item 1A. Risk Factors” and “Legal Proceedings” in our Annual Report on Form 10-K for the year ended June 30, 2012, and our more recent reports filed with the U.S. Securities and Exchange Commission.

For more information contact:

Investors
William H. Pfund	Joseph N. Jaffoni or Richard Land
VP Investor Relations	JCIR
WMS Industries Inc.	212/835-8500, wms@jcir.com
847/785-3167, bpfund@wms.com

Media

Mollie Cole

Director, Communications

WMS Industries Inc.

773/961-1194, mcole@wms.com

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